Exhibit 3.1

JACK IN THE BOX INC.
(a Delaware corporation)

BY-LAWS
AMENDED AND RESTATED
Effective August 3, 2023

ARTICLE I
Offices

SECTION 1.01 Registered Office. The registered office of Jack in the Box Inc. (hereinafter called the “Corporation”) in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.

SECTION 1.02 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors (hereinafter called the “Board”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 2.01 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution. Each annual meeting of stockholders shall be held, either in whole or in part, through virtual means and virtual attendance shall be allowed.

SECTION 2.02 Special Meetings. A special meeting of the stockholders for the transaction of any proper business may be called at any time by a majority of the Board or by the Chairman of the Board for any purpose or purposes prescribed in the notice of the meeting and shall be held at such place (if any) on such date and at such time as the Board may fix. In lieu of holding a special meeting of stockholders at a designated place, the Board may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

SECTION 2.03 Place of Meetings. All meetings of the stockholders shall be held at such places (if any), within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

SECTION 2.04 Notice of Meetings.

(a) Except as otherwise required by law or in the Certificate of Incorporation, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Every notice of a meeting of the stockholders shall state the place, if any, date and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting. The notice of a special meeting, shall state, in addition, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except as a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(b) Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (i) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder in a form in which such stockholder has consented to receive notice. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder either in a writing signed by such stockholder or by electronic transmission, whether such waiver is given before or after such meeting is held. If such a waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

SECTION 2.05 Adjournments. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By- laws by the chairman of the meeting or, in the absence of such person, by any officer entitled to preside at or to act as secretary of such meeting, or by the holders of a majority of the shares of stock present or represented at the meeting and entitled to vote, although less than a quorum. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 2.06 Quorum. Except as otherwise provided by law or these By-laws, the holders of a majority of the shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate class vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

SECTION 2.07 Voting.

(a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Corporation:

(i)	on the date fixed pursuant to Section 6.05 of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

(ii)
if no such record date shall have been so fixed, then (a) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (b) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

(b) Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he or she shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing, subscribed by such stockholder or by his or her attorney thereunto authorized, or by any other means permitted by the Delaware General Corporation Law, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, the color white being reserved for the exclusive use by the Board.

SECTION 2.08 Voting List. The Secretary of the Corporation shall prepare at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, in the manner provided by law. This list shall determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 2.09 Inspector of Elections. The Corporation shall appoint one or more inspectors to act at any meeting of stockholders. If an inspector is not able to act, the person presiding at the meeting of stockholders shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall decide upon the validity of proxies and ballots and shall report the number of shares represented at the meeting and entitled to vote on each question; shall count the votes and ballots, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against each question. Reports of inspectors shall be in writing and subscribed and delivered by them to the Secretary of the Corporation.

SECTION 2.10 Action Without Meeting.

(a) Request for Record Date. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the board of directors or as otherwise established under this section. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this section. Following receipt of the notice, the board shall have ten days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board and shall not precede the date such resolution is adopted. If the board fails within ten days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in paragraph (d) of this section; except that, if prior action by the board is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board adopts the resolution taking such prior action.

(b) Notice Requirements. Any stockholder’s notice required by paragraph (a) of this section must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must state (i) the information required by Article II, Section 2.11 as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the Bylaws of the Corporation), (iii) the reasons for soliciting consents for the proposal, (iv) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, and (v) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder). In addition to the foregoing, the notice must state as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given (i) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, as to the stockholder giving the notice, (ii) a description of all arrangements or understandings between such stockholder and any other person or persons regarding the proposed action by consent, and (iii) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (a) deliver a proxy statement and/or consent solicitation statement to stockholders of at least the percentage of the Corporation’s outstanding capital stock required to effect the action by consent either to solicit consents or to solicit proxies to execute consents, and/or (b) otherwise solicit proxies or consents from stockholders in support of the action to be taken by consent, and (c) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents relating to the proposed action by consent pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder). The Corporation may require the stockholder of record and/or beneficial owner requesting a record date for proposed stockholder action by consent to furnish such other information as it may reasonably require to determine the validity of the request for a record date.

(c) Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (d) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this section, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(d)  Delivery of Consent. Consent must be delivered to the Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of Consents, the secretary of the Corporation, or such other officer of the Corporation as the board of directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by stockholder consent as the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, may alternatively designate two persons, who shall not be members of the board, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of the Corporation, or such other officer of the Corporation as the board may designate, as the case may be, under this section. If after such investigation the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as such person or persons may deem necessary or appropriate and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(e) Effectiveness of Consent. No action by written consent without a meeting shall be effective until such date as the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as applicable, certify to the Corporation that the consents delivered to the Corporation in accordance with paragraph (d) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action.

(f) Challenge to Validity of Consent. Nothing contained in this section shall in any way be construed to suggest or imply that the board of directors of the Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the Corporation, such other officer of the Corporation as the board may designate, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 2.11 Stockholder Proposals at Annual Meetings.

(a) Other than a proposal sought to be included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), or a nomination for election as a director of the Corporation governed by Section 3.18 hereof, business may be properly brought before an annual meeting by a stockholder only upon the stockholder’s timely notice thereof in writing to the Secretary of the Corporation pursuant to the terms of this Section 2.11 and only if such business is a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days and not more than one hundred fifty (150) days in advance of the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if either (i) no annual meeting was held in the previous year, or (ii) the date of the annual meeting is advanced by more than thirty (30) calendar days or delayed by more than seventy (70) calendar days from the date of the previous year’s annual meeting, then notice by the stockholder must be received not earlier than one hundred fifty (150) days prior to such annual meeting and not later than the close of business on the later of: (i) one hundred twenty (120) days prior to such annual meeting or (ii) the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. A public announcement for purposes of these By-laws means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. For purposes of this Section 2.11, any adjournment(s) or postponement(s) of the original meeting that do not require a new written notice to stockholders shall be deemed for purposes of notice to be a continuance of the original meeting and no new business may be brought before any reconvened meeting by a stockholder unless timely notice of such business was given to the Secretary of the Corporation for the meeting as originally scheduled.

(b) To be proper, a stockholder’s notice to the Secretary pursuant to Section 2.11(a) must set forth, as to each matter the stockholder proposes to bring before the annual meeting:

(i) the name and address of each of the Proponents (as defined below);

(ii) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment);

(iii) any interest in such business, including any anticipated benefit of such business to any of the Proponents other than solely as a result of their ownership of the Corporation’s stock, that is material to any Proponent individually, or to the Proponents in the aggregate;

(iv) the class and number of all shares of stock of the Corporation owned, of record or beneficially, by the Proponents as of the date of the notice;

(v) a description of all Derivative Transactions (as defined below) that have been entered into by the Proponents as of the date of the Proponents’ notice, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions;

(vi) whether any of the Proponents holds a proxy, or is a party to any contract, arrangement, understanding, or relationship pursuant to which any of the Proponents has the right to vote, or control or direct the voting of, the Corporation’s stock, the material terms thereof and the number of shares of the Corporation’s stock subject thereto;

(vii) a brief description of all plans, proposals, understandings, agreements and arrangements (whether oral or in writing) in connection with which the Proponents are providing the notice and intending to bring the business named therein before the meeting, including without limitation any plans, proposals, understandings, agreements and arrangements that would be required to be disclosed pursuant to Items 4, 5 and 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the Proponents);

(viii) a representation that the Proponents intend to appear in person or by proxy to bring such matter before the meeting, and, if any of the Proponents intend to solicit proxies in respect to the business named in the notice, a representation to that effect; and

(ix) to the extent known by the Proponents, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice.

(c) The following definitions apply for purposes of these By-laws:

(i) “Affiliate” means, with respect to a specified natural person or entity, any natural person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

(ii) “Derivative Transaction” means any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise, and (B) any transaction, arrangement, agreement or understanding (including short positions, hedging transactions and transactions involving borrowed or loaned shares) that included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation that such person was, is or will be entitled to vote, in any case whether or not such security is subject to settlement in a security of the Corporation or otherwise.

(iii) “Proponents” means, collectively, the stockholder of record providing the notice to the Corporation, any beneficial owner or beneficial owners (within the meaning of Section 13(d) of the Exchange Act) upon whose behalf such stockholder of record is providing such notice, and any Stockholder Associated Person. Any one of the foregoing is referred to herein as a “Proponent”.

(iv) “Stockholder Associated Person” means any Affiliate of either the stockholder of record providing notice to the Corporation or, if different, the beneficial owner or beneficial owners on whose behalf such notice is being provided, and any other person knowingly acting in concert, or towards a common goal, with the proposing stockholder of record or the beneficial owner or beneficial owners on whose behalf the notice is being provided.

(d) Notwithstanding anything to the contrary in Section 2.11(b), a broker acting solely as the nominee record holder of shares of the Corporation’s stock held in street name on behalf of a beneficial owner need not provide the information required by Section 2.11(b)(v) and Section 2.11(b)(vi) with respect to such broker or any of its Affiliates, so long as such broker (including its Affiliates): (i) will not share in any of the profits earned, or bear the risk of any losses incurred, by the beneficial owner of the Corporation’s stock held by such broker; (ii) does not hold investment control with respect to the Corporation’s stock held by such broker for the beneficial owner on whose behalf the notice is being provided, or voting control of such stock with respect to the business being proposed by such stockholder of record; and (iii) is not acting pursuant to any arrangement, agreement or understanding other than a usual and customary brokerage relationship.

(e) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 is true and correct in all material respects as of the record date for the meeting and as of the date that is five (5) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment or postponement thereof).

(f) Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.11, and in such case, any such business not properly brought before the meeting shall not be transacted.

(h) The provisions of this Section 2.11 shall apply to any amendments to these By- laws proposed by the shareholders under Section 8.08.

ARTICLE III
Board of Directors

SECTION 3.01 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.02 Number and Term of Office. The exact number of directors shall be fixed from time to time by resolution of the board of directors or the stockholders. Directors need not be stockholders. Each of the directors of the Corporation shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.03 Chairman of the Board. Except as otherwise provided by law, the Certificate of Incorporation, or in Section 4 of this Article III, the Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 3.04 Lead Director. If at any time the Chairman of the Board shall be an executive officer or former executive officer of the Corporation or for any reason shall not be an independent director, a Lead Director shall be selected by the independent directors from among the directors who are not executive officers or former executive officers of the Corporation and are otherwise independent. If the Chairman of the Board of Directors is not present, the Lead Director shall chair meetings of the Board of Directors. The Lead Director shall chair any meeting of the independent Directors and shall also perform such other duties as may be assigned to the Lead Director by these Bylaws or the Board of Directors.

SECTION 3.05 Election of Directors.

(a) The directors shall be elected annually by the stockholders of the Corporation. Directors shall hold office until the next annual meeting and until their successors shall be duly elected and qualified.

(b) Except as provided in Section 3.05 of this Article, each director shall be elected by the vote of a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a “majority of votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast against that director. The Nominating and Governance Committee shall establish procedures under which any director who is not elected shall tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. If, for any cause, the board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these By-laws.

SECTION 3.06 Resignations. Any director may resign at any time by delivering his or her written resignation to the Secretary, who shall promptly inform the Nominating and Governance Committee. Such resignation shall specify whether it will be effective at a particular time, upon receipt by the Secretary, or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one (1) or more directors shall resign from the Board effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified.

SECTION 3.07 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or if the stockholders fail at any meeting of stockholders at which directors are to be elected, to elect the number of directors then constituting the whole Board, or any other cause, may be filled by vote of the majority of the directors then in office, although less than a quorum, or by the sole remaining director. Each director so chosen to fill a vacancy shall hold office until his or her successor shall have been elected and shall qualify or until he or she shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.08 Place of Meeting, Etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice or a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.09 First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.10 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.11 Special Meetings. Special meetings of the Board shall be held whenever called by the Chief Executive Officer or a majority of the authorized number of directors. Except as otherwise provided by law or by these By-laws, notice of the time and place of each such special meeting shall be given in accordance with Section 8.05 of these By-laws. Except where otherwise required by law or by these By-laws, notice of the purpose of a special meeting need not be given. Notice of any meeting of the Board shall not be required to be given to any director who is present at such meeting, except a director who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 3.12 Quorum and Manner of Acting. Except as otherwise provided in these By- laws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.13 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, or an electronic transmission is delivered by such members of the Board or of such committee, as the case may be, and such written consent or electronic transmission is filed with the minutes of proceedings of the Board or committee.

SECTION 3.14 Emergency. In the event of any emergency, disaster or catastrophe, or similar emergency condition, as referred to in Section 110 of the Delaware General Corporation Law, as a result of which a quorum of the Board or a standing committee thereof cannot be readily convened for action, any director or officer of the Corporation may call a meeting of the Board or any standing committee of the Board. Notice of such meeting shall be adequate if the director or officer calling such meeting has informed, or attempted to inform all directors by means of telephone, facsimile, email and cell phone, using such telephone, facsimile, email and cell phone numbers and addresses as are on file with the Corporation for each director from time to time or, in the event such numbers and addresses are not readily available from the Corporation, at the most recent number or address available to the director or officer calling the meeting. If, as a result of such an emergency, disaster or catastrophe, a quorum of the Board or a standing committee of the Board cannot readily be convened for action, the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.

SECTION 3.15 Removal of Directors. Subject to the provisions of the Certificate of Incorporation, any director may be removed at any time, either with or without cause, by the affirmative vote of the stockholders holding a majority of the outstanding shares entitled to vote at a special meeting of the stockholders called for the purpose.

SECTION 3.16 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him or her on account of his or her attendance at any meetings of the Board or Committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.17 Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

SECTION 3.18 Nominations for Election to the Board of Directors.

(a) Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors at an annual meeting may be made by (i) the Board or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in this By-law and who is a stockholder of record at the time notice is delivered to the Secretary of the Corporation. Any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at an annual meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation before the close of business not less than one hundred twenty (120) days and not more than one hundred fifty (150) days in advance of the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if either (i) no annual meeting was held in the previous year, or (ii) the date of the annual meeting is advanced by more than thirty (30) calendar days or delayed by more than seventy (70) calendar days from the date of the previous year’s annual meeting, then notice by the stockholder must be received not earlier than one hundred fifty (150) days prior to such annual meeting and not later than the close of business on the later of: (i) one hundred twenty (120) days prior to such annual meeting or (ii) the close of business on the tenth (10th) day following the day on which the date of the annual meeting is publicly announced. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b) To be proper, a stockholder’s notice to the Secretary pursuant to Section 3.18(a) must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business and residence of such person, (B) the class and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person (C) the date or dates such shares were acquired and the investment intent of such acquisition, (D) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (E) the written consent of each nominee to serve as a director of the Corporation if so elected, (F) such other information as the Corporation may reasonably require to determine eligibility of such proposed nominee to serve as a director of the Corporation, specifically information related to the proposed nominee’s ability to comply with established standards of director independence and (G) a completed and signed questionnaire, representation, and agreement as provided in subsection (h) of this Section 3.18; (ii) as to the Proponents of such nomination (as such term is defined in Section 2.11(c) hereof), (A) the name and address of each Proponent, (B) a representation that the stockholder making the nomination is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) a description of all arrangements, agreements or understandings (oral or written) between any of the Proponents and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (D) a representation as to whether the Proponent intends or is part of a group which intends (1) to solicit proxies from the required number of the Corporation’s voting shares in support of such director nominees in accordance with and as required by Rule 14a-19 promulgated under the Exchange Act, and (2) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's voting shares required to approve or adopt the proposal or elect the nominee, and (E) the information required to be set forth in a notice to the Corporation under clauses (iv), (v), (vi), (vii) and (ix) of Section 2.11(b) hereof.

(c) A stockholder nominating a person for election or re-election as a director shall further update and supplement such notice thereof, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 3.18(b) is true and correct in all material respects as of the record date for the meeting and as of the date that is five (5) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of five (5) business days prior to the meeting or any adjournment or postponement thereof).

(d) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting by (i) or at the direction of the Board or a committee thereof or (ii) any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice as required by paragraph (a) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of: (i) the one hundred twentieth (120th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(e) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(f) Only persons nominated in accordance with the procedures set forth in this Section 3.18 are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty (i) to determine whether a nomination was made in accordance with the procedures set forth in this Section 3.18 and (ii) if any proposed nomination was not made in compliance with this Section 3.18, to declare that such nomination shall be disregarded.

(g) If the Chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of this Section 3.18, such nomination shall be void; provided, however, that nothing in this Section 3.18 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.

(h) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.18) to the secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in a form provided by the secretary upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (ii) is not, and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the Proponents on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

ARTICLE IV
Officers

SECTION 4.01 Number. The officers of the Corporation shall be a Chief Executive Officer and / or a President, one or more Vice Presidents (the number thereof and their respective titles to be determined by the Board), a Secretary and such other officers as the Board may determine from time to time.

SECTION 4.02 Election, Term of Office and Qualifications. The officers of the Corporation shall be elected by the Board. Each officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her resignation or removal in the manner hereinafter provided.

SECTION 4.03 Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 4.01, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

SECTION 4.04 Removal. Any officer, assistant, agent or employee of the Corporation may be removed, with or without cause, at any time: (i) in the case of an officer, assistant, agent or employee appointed by the Board, only by resolution of the Board; and (ii) in the case of an officer, assistant, agent or employee, by any officer of the Corporation or committee of the Board upon whom or which such power of removal may be conferred by the Board.

SECTION 4.05 Resignations. Any officer or assistant may resign at any time by giving written notice of his or her resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or other cause, may be filled for the unexpired portion of the term thereof in the manner prescribed in these By-laws for regular appointments or elections to such office.

SECTION 4.07 The Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the control of the Board, general and active supervision and management over the business of the Corporation and over its several officers, assistants, agents and employees.

SECTION 4.07A  The President. To the extent that the Board has appointed a President of the Corporation, the President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the Chief Executive Officer, or in case of the Chief Executive Officer’s absence or inability to act, upon the request of the Board, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. In the event the Board has not appointed a Chief Executive Officer, the President shall be the chief executive officer of the Corporation.

SECTION 4.08 The Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board may from time to time prescribe. At the request of the President, or in case of the President’s absence or inability to act upon the request of the Board, a Vice President shall perform the duties of the President and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

SECTION 4.09 The Secretary. The Secretary or an Assistant Secretary shall record the proceedings of all meetings of the stockholders and directors in one or more books kept for that purpose, and, in general, perform all the duties incident to the office of Secretary and such other duties as may from time to time be assigned by the Board.

SECTION 4.10 Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board or the compensation committee of the Board. None of such officers shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary Corporation, in any other capacity and receiving such compensation by reason of the fact that he or she is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary Corporation, in any other capacity and receiving proper compensation therefor.

ARTICLE V
Contracts, Checks, Drafts, Bank Accounts, Etc.

SECTION 5.01 Execution of Contracts. The Board, except as in these By-laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by these By- laws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

SECTION 5.02 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board. Each such officer, assistant, agent or attorney shall give such bond, if any, as the Board may require.

SECTION 5.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, or any Vice President (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 5.04 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By- laws, as it may deem expedient.

ARTICLE VI
Shares and Their Transfer

SECTION 6.01 Certificates for Stock. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of its stock shall be uncertificated shares; provided, however, that no such resolution shall apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock of the Corporation represented by certificates, and, upon written request to the Corporation’s transfer agent or registrar, any holder of uncertificated shares, shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board, or the President or a Vice President, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the By-laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

SECTION 6.02 Transfers. Except as otherwise established by rules and regulations adopted by the Board, and subject to applicable law, shares of stock may be transferred on the books of the Corporation: (i) in the case of shares represented by a certificate, by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require; and (ii) in the case of uncertificated shares, upon the receipt of proper transfer instructions from the registered owner thereof. Except as may be otherwise required by law, the Certificate of Incorporation or the By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

SECTION 6.03 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
SECTION 6.04 Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, or it may issue uncertificated shares if the shares represented by such certificate have been designated as uncertificated shares in accordance with Section 4.2, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board may require for the protection of the Corporation or any transfer agent or registrar.

SECTION 6.05 Record Date. The Board may fix in advance a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, concession or exchange of stock, or for the purpose of any other lawful action, except as otherwise provided pursuant to Article II, Section 2.10 of these Bylaws. Such record date shall not precede the date on which the resolution fixing the record date is adopted and shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action to which such record date relates.

If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be in accordance with Article II, Section 2.10 of these Bylaws. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII
Indemnification

SECTION 7.01 Action, Etc., Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful. The Corporation may, as the Board deems appropriate or as otherwise required by law, indemnify employees and agents as though they were directors and officers pursuant to this Section 7.01.

SECTION 7.02 Actions, Etc., by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.  The Corporation may, as the Board deems appropriate or as otherwise required by law, indemnify employees and agents as though they were directors and officers pursuant to this Section 7.02.

SECTION 7.03 Determination of Right of Indemnification. Any indemnification under Section 7.01 or 7.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer, or employee or agent to the extent the Board deems appropriate or as otherwise required by law, is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.01 and 7.02. Such determination shall be made, with respect to a person who is (i) an employee or agent by the Board as the Board deems appropriate; or (ii) a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

SECTION 7.04 Indemnification Against Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that a present or former director or officer of the Corporation or employee or agent of the Corporation, to the extent the Board deems indemnification appropriate or as otherwise required by law, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.01 or 7.02, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 7.05 Prepaid Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents, as applicable, may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

SECTION 7.06 Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, as applicable, and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a By-law shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

SECTION 7.07 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

SECTION 7.08 Constituent Corporations. For the purposes of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer, of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

SECTION 7.09 Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation, as applicable, which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

ARTICLE VIII
Miscellaneous

SECTION 8.01 Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

SECTION 8.02 Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by electronic transmission or any other method permitted under the Delaware General Corporation Law, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

SECTION 8.03 Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

SECTION 8.04 Severability. Any determination that any provision of these By-laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-laws.

SECTION 8.05 Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the Delaware General Corporation Law. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if delivered by hand, facsimile, other electronic transmission or commercial courier service, or the time such notice is dispatched, if delivered through the mails. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 8.06 Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation as provided by law, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
SECTION 8.07 Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any current or former stockholder (including any current or former beneficial owner) to bring internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Section 8.07, internal corporate claims means claims, including claims in the right of the Corporation: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery.

SECTION 8.08 Amendments. These By-laws, or any of them, may be altered, amended or repealed, and new By-laws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the stockholders, at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Any By-laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders.

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